MetLife, Inc. Organizational Chart As of March 31, 2005

MetLife, Inc.

MetLife International Holdings, Inc.

B

MetLife Pensiones S.A.1

MetLife Mexico Servicios, S.A. de C.V.2

MetLife Mexico S.A. (Mexico) 3

D

Metropolitan Life Seguros de Vida S.A.

(Uruguay)

MetLife Securities, Inc.

Enterprise General Insurance Agency, Inc.

MetLife General Insurance Agency of Texas, Inc.

MetLife General Insurance Agency of Massachusetts, Inc.

MetLife Chile Inversiones Limitada 4

MetLife Chile Seguros de Vida S.A. 5

MetLife Chile Administradora de Mutuos Hipotecarios S.A.6

Texas Life Insurance Company

Texas Life Agency Services, Inc.

Texas Life Agency Services of Kansas, Inc.

Exeter Reassurance Company, Ltd.

MetLife Taiwan Insurance Company Limited

Cova Corporation

Cova Life Management Company

MetLife Investors Insurance Company

MetLife Investors Insurance Company of California

First MetLife Investors Insurance Company

MetLife Bank National Association

Walnut Street Securities, Inc.

Walnut Street Advisers, Inc.

Newbury Insurance Company, Limited

Metropolitan

Property and Casualty Insurance Company

C

N.L. Holding Corp.

Nathan & Lewis Associates, Inc.

Nathan and Lewis Insurance Agency of Massachusetts, Inc.

Nathan and Lewis Associates of Texas, Inc.

MetLife

Investors Group, Inc.

MetLife Investors USA Insurance Company

MetLife Investors Financial Agency, Inc.

MetLife Investors Distribution Company

Met Investors Advisory, LLC

Metropolitan Life Insurance Company

A

MetLife Group, Inc.

Metropolitan Tower Life Insurance Company

TH Tower NGP, LLC

99% LP

Partners Tower, L.P.

1% GP

TH Tower Leasing, LLC

1. 97.4738% is owned by MetLife, Inc., and 2.5262% is owned by Metropolitan Asset Management Corporation.

2. 98% is owned by MetLife, Inc., and 2% is owned by MetLife International Holdings, Inc.

3. 98.70541% is owned by MetLife, Inc., 1.27483% is owned by Metropolitan Asset Management Corporation and 0.01976% is owned by MetLife International Holdings, Inc.

4. 99.9999999% is owned by MetLife, Inc. and 0.0000001% is owned by Natiloportem Holdings, Inc.

5. 99.99% is owned by MetLife Chile Inversiones Limitada and 0.01% is owned by MetLife International Holdings, Inc.

6. 99.99% is owned by MetLife Chile Seguros de Vida S.A. and 0.01% is owned by MetLife Chile Inversiones Limitada.

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A

Metropolitan Life Insurance Company

95.21% 50%

P. T. MetLife Sejahtera

MetLife (India) Private Ltd.

Metropolitan Marine Way Investments Limited

Krisman, Inc.

23rd Street Investments, Inc.

Alternative Fuel I, LLC

Thorngate, LLC

MetLife Private Equity Holdings, LLC

Sino-US MetLife Insurance Company, Ltd.

Metropolitan Asset Management Corporation

A-1

Bond Trust Account A

Corporate Real Estate Holdings, LLC

Special Multi-Asset Receivables Trust

HPZ Assets LLC

334 Madison Avenue BTP-D Holdings, LLC

334 Madison Avenue BTP-E Holdings, LLC

Metropolitan Tower Realty Company, Inc.

MetLife Holdings, Inc.

MetLife Credit Corp.

MetLife Funding, Inc.

Metropolitan Realty Management, Inc.

MetDent, Inc.

Missouri Reinsurance (Barbados), Inc.

Headland Development Corporation

Headland-Pacific Palisades, LLC

Headland Properties Associates

White Oak Royalty Company

Benefit Services Corporation

New England Life Insurance Company

A-2

Transmountain Land & Livestock Company

MetPark Funding, Inc.

Hyatt Legal Plans, Inc.

Hyatt Legal Plans of Florida, Inc.

CRB Co., Inc. 1

GA Holding Corp.

CRH Co., Inc.

L/C Development Corporation

GenAmerica Financial, LLC

A-3

Tower Resources Group, Inc.

334 Madison Euro Investments, Inc.

99%

Park Twenty Three Investments Company2

1% 99%

Convent Station Euro Investments Four Company3

St. James Fleet Investments Two Limited

34%

One Madison Investments (Cayco) Limited 4

89.9%

Ten Park SPC5

1 AEW Real Estate Advisors, Inc. holds 49,000 preferred non-voting shares and AEW Advisors, Inc. holds 1,000 preferred non-voting shares of CRB, Co., Inc.

2 1% voting control of Park Twenty Three Investments Company is held by St. James Fleet Investments Two Limited.

3 1% voting control of Convent Station Euro Investments Four Company is held by 334 Madison Euro Investments, Inc. as nominee for Park Twenty Three Investments Company.

4 10.1% voting control of One Madison Investments (Cayco) Limited is held by Convent Station Euro Investments Four Company.

5 1% voting control of Ten Park SPC is held by Metropolitan Asset Management Corporation

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MetLife, Inc. Organizational Chart Lower Tier Subsidiaries

A-1

Metropolitan Asset Management Corporation

10% GP

MetLife Capital Credit L.P. 1

MetLife Capital CFLI Holdings, LLC

MetLife Capital CFLI Leasing, LLC

9.58% LP 16.64% GP

MetLife Capital, Limited Partnership2

MetLife Investments Asia Limited 3

MetLife Investments Limited 4

MetLife Investments, S.A. 4

MetLife Latin America Asesorias e Inversiones Limitada4

1 90% of MetLife Capital Credit L.P. is held directly by Metropolitan Life Insurance Company.

2 73.78% Limited Partnership interest held directly by Metropolitan Life Insurance Company.

3 One share of MetLife Investments Asia Limited is held by W&C Services, Inc., a nominee of Metropolitan Asset Management Corporation.

4 23rd Street Investments, Inc. holds one share of MetLife Investments Limited and MetLife Investments, SA and 1% of MetLife Latin America Asesorias e Inversiones Limitada.

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MetLife, Inc. Organizational Chart Lower Tier Subsidiaries

A-2

New England Life Insurance Company

Omega Reinsurance Corporation

New England Securities Corporation

MetLife Advisers, LLC

Hereford Insurance Agency, Inc.

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MetLife, Inc. Organizational Chart Lower Tier Subsidiaries

A-3

GenAmerica Financial, LLC

General American Life Insurance Company

Paragon Life Insurance Company

51.6%

Reinsurance Group of America, Incorporated

A-3-a

Gen America Management Corporation

GenAmerica Capital I

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MetLife, Inc. Organizational Chart Lower Tier Subsidiaries

A-3-a

Reinsurance Group of America, Incorporated

Reinsurance Company of Missouri, Incorporated

RGA Reinsurance Company

Fairfield Management Group, Inc.

Reinsurance Partners, Inc.

Great Rivers Reinsurance Management, Inc.

RGA (U.K.) Underwriting Agency Limited

67%

Triad Re, Ltd.1

RGA Sigma Reinsurance SPC

RGA Americas Reinsurance Company, Ltd.

RGA Reinsurance Company (Barbados) Ltd.

80%

RGA Financial Group, L.L.C.2

RGA Life Reinsurance Company of Canada

RGA Technology Partners, Inc.

RGA International Reinsurance Company Limited

RGA International Corporation

RGA Financial Products Limited

RGA Holdings Limited (U.K.)

RGA UK Services Limited

RGA Capital Limited U.K.

RGA Reinsurance (UK) Limited

RGA South African Holdings (Pty) Ltd.

RGA Reinsurance Company of South Africa Limited

RGA Australian Holdings PTY Limited

RGA Reinsurance Company of Australia Limited

RGA Asia Pacific PTY, Limited

General American Argentina Seguros de Vida, S.A.

Malaysia Life Reinsurance Group Berhad

30%

1 Reinsurance Group of America, Incorporated also owns 100% of the preferred stock of Triad Re, Ltd.

2 RGA Reinsurance Company also owns 20% of RGA Financial Group, L.L.C.

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MetLife, Inc. Organizational Chart
Lower Tier Subsidiaries



B
MetLife International Holdings, Inc.
Natiloportem Holdings, Inc.
26%
MetLife India Insurance Company Private Limited 1
Metropolitan Life Insurance Company of Hong Kong Limited 2
Metropolitan Life Seguros de Retiro S.A. 3
MetLife Insurance Company of Korea Limited
Metropolitan Life Seguros de Vida S.A. 4 (Argentina)
Metropolitan Life Seguros e Previdencia Privada S.A. 6
Servicios Administrativos Gen, S.A. de C.V.
95%
Met AFJP S.A. 5
Soma Seguradora, S.A.
MLA Comercial, S.A. de C.V. 7
MLA Servicios, S.A. de C.V. 7

1. 26% is owned by MetLife International Holdings, Inc. and 74% is owned by third parties.
2. 99.9987% is owned by MetLife International Holdings, Inc. and 0.0013% is owned by Natiloportem Holdings, Inc.
3. 95% is owned by MetLife International Holdings, Inc. and 5% is owned by Natiloportem Holdings, Inc.
4. 95% is owned by MetLife International Holdings, Inc. and 5% is owned by Natiloportem Holdings, Inc.
5. 5% of the shares of Met AFJP S.A. are held by Metropolitan Life Seguros de Retiro S.A.
6. 99.999999% is owned by MetLife International Holdings, Inc. and 0.000001% is owned by Natiloportem Holdings, Inc.
7. 99% is owned by Servicios Administrativos Gen, S.A. de C.V and 1% is owned by MetLife Mexico Cares, S.A. de C.V.

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MetLife, Inc. Organizational Chart
Lower Tier Subsidiaries


C
Metropolitan Property and Casualty Insurance Company
Metropolitan General Insurance Company
MetLife Auto & Home Insurance Agency, Inc.
Metropolitan Casualty Insurance Company
Metropolitan Group Property and Casualty Insurance Company
Metropolitan Direct Property and Casualty Insurance Company
Metropolitan Reinsurance Company (U.K.) Limited
Met P&C Managing General Agency, Inc.
Metropolitan Lloyds, Inc.
Economy Fire & Casualty Company
Metropolitan Lloyds Insurance Company of Texas[1]
Economy Preferred Insurance Company
Economy Premier Assurance Company

1 Metropolitan Lloyds Insurance Company of Texas, an affiliated association, provides homeowner and related insurance for the Texas market. It is an association of individuals designated as underwriters. Metropolitan Lloyds, Inc., a subsidiary of Metropolitan Property and Casualty Insurance Company, serves as the attorney-in-fact and manages the association.

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MetLife, Inc. Organizational Chart Lower Tier Subsidiaries

D

MetLife Mexico S.A. (Mexico)

MetLife Afore, S.A. de C.V.1

Met1 SIEFORE, S.A. de C.V. 2

Met2 SIEFORE, S.A. de C.V. 2

1. 99.99% is owned by MetLife Mexico S.A. (Mexico) and .01% is owned by MetLife Pensiones S.A.

2. 99.99% is owned by MetLife Afore, S.A. de C.V. and .01% is owned by MetLife Mexico S.A. (Mexico).

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The voting securities (excluding directors’ qualifying shares, if any) of each subsidiary shown on the organizational chart are 100% owned by their respective parent corporation, unless otherwise indicated.

In addition to the entities shown on the organizational chart, MetLife, Inc. (or where indicated, a subsidiary) also owns interests in the following entities:

1) Metropolitan Life Insurance Company owns varying interests in certain mutual funds distributed by its affiliates. These ownership interests are generally expected to decrease as shares of the funds are purchased by unaffiliated investors.

2) Metropolitan Life Insurance Company indirectly owns 100% of the non-voting preferred stock of Nathan and Lewis Associates Ohio, Incorporated, an insurance agency. 100% of the voting common stock of this company is held by an individual who has agreed to vote such shares at the direction of N.L. HOLDING CORP. (DEL), a direct wholly owned subsidiary of MetLife, Inc.

3) Mezzanine Investment Limited Partnerships (“MILPs”), Delaware limited partnerships, are investment vehicles through which investments in certain entities are held. A wholly owned subsidiary of Metropolitan Life Insurance Company serves as the general partner of the limited partnerships and Metropolitan Life Insurance Company directly owns a 99% limited partnership interest in each MILP. The MILPs have various ownership and/or debt interests in certain companies.

4) New England Life Insurance Company (“NELICO”), owns 100% of the voting stock of Omega Reinsurance Corporation. NELICO does not have a financial interest in this subsidiary.

5) 100% of the capital stock of Fairfield Insurance Agency of Texas, Inc. is owned by an officer. New England Life Insurance Company controls the issuance of additional stock and has certain rights to purchase such officer’s shares.

6) The Metropolitan Money Market Pool and MetLife Intermediate Income Pool are pass-through investments pools, of which Metropolitan Life Insurance Company and/or its subsidiaries and/or affiliates are general partners.

NOTE: THE METLIFE, INC. ORGANIZATIONAL CHART DOES NOT INCLUDE REAL ESTATE JOINT VENTURES AND PARTNERSHIPS OF WHICH METLIFE, INC. AND/OR ITS SUBSIDIARIES IS AN INVESTMENT PARTNER. IN ADDITION, CERTAIN INACTIVE SUBSIDIARIES HAVE ALSO BEEN OMITTED.

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MetLife, Inc. Organizational Chart Lower Tier Subsidiaries

Metropolitan Life Insurance Company*

23rd Street Investments, Inc.

1% General Partner

Mezzanine Investment Limited Partnership-LG

1% General Partner

Mezzanine Investment Limited Partnership-BDR

*Metropolitan Life Insurance Company holds a 99% limited partnership interest in each of the Mezzanine Investment Limited Partnerships.

The voting securities (excluding directors’ qualifying shares (if any)) of each subsidiary shown in this organizational chart are 100% owned by their respective parent entity, unless otherwise indicated.

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